UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2005

Date of report (Date of earliest event reported)

K-tel International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-07115	41-0946588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Cheshire Lane North, Suite 100

Plymouth, Minnesota 55447

(Address of principal executive offices, including zip code)

(763) 559-5566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)           On April 25, 2005, our board of directors appointed Larry Dunmall, age 55, to the position of Chief Financial Officer.  Concurrent with the commencement of his service as Chief Financial Officer, Mr. Dunmall began serving as our principal financial officer and principal accounting officer.  Each of our executive officers is appointed to serve until his or her successor is duly appointed by the board or his or her earlier removal or resignation from office.  Effective April 25, 2005, Mr. Dunmall also began serving as Chief Financial Officer of K-tel International Ltd., an organization that is an affiliate of Philip Kives, our President and Chief Executive Officer.  There are no familial relationships between Mr. Dunmall and any other officer or director of our company.  Prior to joining K-tel International, Mr. Dunmall was Chief Financial Officer of Protegra Technology Group from February, 2003 to April 2004.  He was Controller of Saskatchewan Wheat Pool, Agriculture Products Division from March 2002 to February 2003 and from May 1995 to February 2002 he served as Chief Financial Officer of Conagra Grain.  There are no transactions in which Mr. Dunmall has an interest requiring disclosure under Item 404(a) of Regulation S-K.  However, we anticipate paying an aggregate of $67,600 in management fees during our current fiscal year to K-tel International Ltd. for certain services provided to our company, including services to be provided by Mr. Dunmall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-tel International, Inc.

Date: April 29, 2005	By:	/s/ Larry Dunmall
Larry Dunmall
Chief Financial Officer